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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the registration statement on Form S-2 filed on Form S-1 (No. 033-63829) (the "Registration Statement") of our report dated March 10, 2006, relating to the consolidated financial statements of Union Security Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 16, 2007